Morgan Stanley Convertible Securities Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006. The meeting was held on August 23, 2006 and the voting results with respect
to these proposals were as follows:

(1) Election of Trustees:

                                    For    Withho  Absta  BNV*
                                             ld      in
Frank L. Bowman.................  5,476,8  225,41       0     0
                                       73       6
Kathleen A.                       5,474,2  227,99       0     0
Dennis.................                90       9
James F.                          5,471,1  231,14       0     0
Higgins..................              44       6
Joseph J.                         5,472,3  229,96       0     0
Kearns...................              30       0
Michael F.                        5,474,1  228,11       0     0
Klein...................               77       3
W. Allen Reed..................   5,469,0  233,28       0     0
                                       07       3
Fergus Reid....................   5,469,1  233,17       0     0
                                       15       5

(2) Elimination of certain fundamental investment
restrictions:

                                      For   Agains  Abst  BNV*
                                              t     ain
Elimination of the fundamental       4,637, 234,27  228,   602,
policy restricting the Fund's           274      4   234    509
ability to pledge
assets...........................
Elimination of the fundamental       4,613, 243,40  242,   602,
policy restricting purchases of         925      7   449    509
securities on
margin................
Elimination of the fundamental       4,654, 215,04  229,   602,
policy prohibiting investments in       907      3   830    509
oil, gas, and other types of
minerals or mineral leases..
Elimination of the fundamental       4,604, 234,00  261,   602,
policy regarding investments in         441      2   338    509
warrants...........................
.................
Elimination of the fundamental       4,611, 255,24  232,   602,
policy prohibiting or restricting       891      3   646    509
the purchase of securities of
issuers in which Directors or
Officers have an
interest...............
Elimination of the fundamental       4,642, 218,30  238,   602,
policy prohibiting investments for      788      7   686    509
purposes of exercising
control...........
Elimination of the fundamental       4,606, 244,44  248,   602,
policy regarding investments in         993      4   343    509
unseasoned companies...............

(3) Modify certain fundamental investment restrictions:

                                   For    Again  Absta    BNV*
                                            st     in
Modify fundamental policy        4,646,6   226,9  226,2   602,5
regarding diversification....         67      08     06      09
Modify fundamental policy        4,617,7   255,8  226,1   602,5
regarding borrowing money..           10      88     83      09
Modify fundamental policy        4,616,9   250,9  231,9   602,5
regarding loans........               65      11     05      09
Modify fundamental policy        4,611,6   243,6  244,4   602,5
regarding investment in               48      76     57      09
commodities, commodity
contracts and futures
contracts......
Modify fundamental policy        4,658,9   218,7  222,0   602,5
regarding issuance of senior          34      61     86      09
securities.....................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                   For    Again  Absta    BNV*
                                            st     in
Reclassification as non-         4,625,3   247,1  227,3   602,5
fundamental the fundamental           32      02     47      09
policy regarding the short sale
of securities..........
Reclassification as non-         4,631,9   243,2  224,6   602,5
fundamental the fundamental           35      37     08      09
policy prohibiting investments
in other investment
companies....

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.